Exhibit 10.14

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

RUBBERMAID FACILITY – BRIMFIELD TOWNSHIP, OHIO

THIS AGREEMENT (“Agreement”) is made and entered into as of the Effective Date by and between AR CAPITAL, LLC (“Buyer”), and BRIMFIELD TOWNSHIP OH (PROGRESS) LLC (“Seller”).

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.          Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.

(a)           “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to the extensions set forth in Sections 10 and 29 hereof, on January 22, 2013 but in no event earlier than one (1) day after the last day of the Due Diligence Period (as defined herein) unless the Buyer waives the full Due Diligence Period and elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent (or if both Buyer and Seller agree, to Buyer’s and/or Seller’s counsel) prior to the date of Closing.

(b)          “Due Diligence Period” shall mean the period beginning upon the Effective Date and extending until 11:59 PM EST on the date that is twenty eight (28) days thereafter. Seller shall deliver to Buyer all of the Due Diligence Materials within Five (5) business days after the Effective Date, and for each day that passes thereafter until all of the Due Diligence Materials are delivered to Buyer, the Due Diligence Period and the Closing Date shall be extended by one (1) business day.

(b)          “Earnest Money” shall mean Five Hundred Thousand Dollars ($500,000.00). The Earnest Money shall be delivered to Escrow Agent within three (3) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time the sale is closed, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.

(c)           “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer shall be the “Effective Date” of this Agreement.

(d)          “Escrow Agent” shall mean Fidelity Title Insurance Company, 200 Galleria Parkway, Suite 2060, Atlanta, Georgia 303309, Attention: Linda L. Hart, Telephone: (770 325-2714, Telecopy: (678) 213-1731; E-Mail: linda.hart@fntg.com. The parties agree that the Escrow Agent shall be responsible for (x) organizing the issuance of the Commitment and Title Policy, (y) preparation of the closing statement, and (z) collection and disbursement of the funds.

(e)          “Guarantor” shall mean Newell Rubbermaid, Inc.

(f)          “Guaranty” shall mean that certain Guaranty of the Lease dated April 9, 2012 (the “Guaranty”), as amended, executed by Guarantor.

(g)          “Lease” shall mean that certain Lease Agreement dated as of April 9, 2012 (the “Lease”) between Seller, as landlord, and Rubbermaid, Incorporated as tenant (“Tenant”), as further amended.

(h)          “Property” shall mean (a) that certain real property located at on Progress Boulevard in Brimfield Township, Ohio being more particularly described on Exhibit A, attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (b) all right, title and interest of Seller under the Lease and all security deposits (if any) that Seller is holding pursuant to the Lease; (c) all right, title and interest of Seller in all machinery, furniture, equipment and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements (collectively, the “Personalty”); (d) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (2) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights and appurtenances relating to any of the foregoing; and (f) all right, title and interest of Seller in and to any warranties, tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by Tenant (the “Intangible Property”).

(i)          “Purchase Price” shall mean Thirty Four Million Eight Hundred Eighty One Thousand Six Hundred and NO/100 Dollars ($34,881,600.00). The Purchase Price is based on a capitalization rate of 7.00% and an Annual Net Rent (hereinafter defined) of $2,441,712.00 per annum. If the Annual Net Rent on the Closing Date is not the same, the Purchase Price shall be adjusted accordingly.

(j)           Seller and Buyer’s Notice address

(i)          “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

BRIMFIELD TOWNSHIP OH (PROGRESS) LLC

Attn. Christopher Hutter

1400 16th Street, Suite 300

Oak Brook, IL 60523

Tel. No.: (630)617-9133

Email: chutter@insiterealestate.com

2

And to:

Robin Rash

1400 16th Street, Suite 300

Oak Brook, IL 60523

Tel. No.: (630)617-9117

Email: rrash@insiterealestate.com

(ii)         “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Michael Weil

AR Capital, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6505

Fax No.: (857) 207-3397

Email: mweil@arlcap.com

And to:

Jesse Galloway

AR Capital, LLC

405 Park Avenue, 15th Floor

New York, NY 10022

Tel. No.: (212) 415-6516

Fax No.: (646) 861-7751

Email: jgalloway@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte

AR Capital, LLC

202 E Franklin Street

Monroe, NC 28112

Tel. No.: (212) 415-6570

Fax No.: (212) 415-6507

Email: jmezzanotte@arlcap.com

3

2.           Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.

3.           Payment of Purchase Price. The Purchase Price to be paid by Buyer to Seller shall be paid by wire transfer of immediately available funds in the amount of the Purchase Price plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.

4.           Proration of Expenses and Payment of Costs and Recording Fees.

(a)          All real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, and any other charges and assessments constituting a lien on the Property (collectively “Taxes and Assessments”) due and payable on or before the Closing Date shall be remitted to the collecting authorities or to the Escrow Agent by Seller prior to or at Closing. There shall be no closing adjustments between the parties for Taxes and Assessments not yet due and payable at Closing unless Tenant is not responsible for all such Taxes and Assessments due in accordance with the provisions of the Lease. At Closing, Buyer shall receive a credit equal to the amount of Taxes and Assessments which Tenant has remitted to Seller pursuant to the Lease, and which relate to Taxes and Assessments due and payable after the Closing Date.

(b)          All rents shall be prorated as of the Closing Date with Buyer being credited for rent attributable to the day of Closing through and including the last day of the calendar month in which the Closing Date occurs.

(c)          Seller shall pay or be charged with the following costs and expenses in connection with this transaction which costs shall be referred to as “Seller’s Closing Costs”:

(i)          100% of all Owner’s Title Insurance policy premiums, including search costs and a survey endorsement, but excluding any other endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)         Transfer taxes and conveyance fees on the sale and transfer of the Property.

(iii)        Broker’s commission payments (for both leasing and sales commissions earned), in accordance with Section 24 of this Agreement;

(iv)        All fees relating to the granting and executing of the Deed for the Property and for any costs incurred in connection with the release of existing debt, including, but not limited to, prepayment penalty fees and recording fees for documents providing for the release of the applicable Property from the existing debt.

4

(d)        Buyer shall pay or be charged with the following costs and expenses in connection with this transaction, which costs shall be referred to as “Buyer’s Closing Costs”:

(i)          Title Insurance policy premiums for any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any, and other than a survey endorsement;

(ii)         All fees relating to the recording of the Deed for the Property;

(iii)        all costs and expenses in connection with Buyer’s financing, including appraisal, points, commitment fees, title insurance premiums and the like and costs for the filing of all documents necessary to complete such financing and related documentary stamp tax and intangibles tax; and

(iv)        Buyer shall pay for the cost of its own survey, Phase 1 environmental study and due diligence investigations.

(e)       Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

5.          Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by special warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).

6.          Examination of Property. Seller and Buyer hereby agree as follows:

(a)          Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof, and shall provide to Seller a copy of each document (including copies of all Schedule B documents referenced in the Title Commitment) within five (5) business days following receipt of each item). All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include any mechanic’s lien or any monetary lien, or any deeds of trust, mortgage, or other loan documents secured by the Property, (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller shall have no obligation to cure any Title Matter objected to, except as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) ten (10) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the date of Closing, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the date of Closing, Buyer may terminate this Agreement, in which case the Earnest Money shall be returned to Buyer, and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.

5

(b)          Within five (5) days following the Effective Date, Seller shall provide to Buyer copies of the following documents and materials pertaining to the Property to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel: (i) a complete copy of all leases affecting the Property (unless the same have previously been provided to Buyer) and all amendments thereto and of all material correspondence relating thereto; (ii) a copy of all surveys and site plans of the Property, including without limitation any as-built survey obtained or delivered to tenants of the Property in connection with its construction; (iii) a copy of all architectural plans and specifications and construction drawings and contracts for improvements located on the Property; (iv) a copy of Seller’s title insurance commitments and policies relating to the Property; (v) a copy of the certificate of occupancy (or local equivalent) and zoning reports for the Property; and of all governmental permits/approvals; (vi) a copy of all environmental, engineering and physical condition reports for the Property; (vii) copies of the Property’s real estate tax bills for the current and prior two (2) tax years or, if the Property has been owned by Seller for less than two (2) tax years, for the period of ownership; (viii) the operating statements of the Property for the twenty four (24) calendar months immediately preceding the Effective Date or if the Tenant has been operating for less than twenty-four (24) months, for the period of operation; (ix) all service contracts and insurance policies which affect the Property, if any; (x) a copy of all warranties relating to the improvements constructed on the Property, including without limitation any roof warranties; and (xi) a written inventory of all items of personal property to be conveyed to Buyer, if any (the “Due Diligence Materials”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s possession or reasonably obtainable by Seller or Seller’s counsel, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, that such activities by or on behalf of Buyer on the Property shall not damage the Property nor interfere with construction on the Property or the conduct of business by Tenant under the Lease; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to its condition prior to such damage, which obligation shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with Tenant in connection with Buyer’s due diligence. Upon signing this agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein. In the event that the Due Diligence materials enumerated in Section 6(b) (ii) above disclose any matters which need completion or correction, such matters shall be completed or corrected by Seller. Buyer’s rights and Seller’s obligations with respect to any matters arising subsequent to the First Due Diligence Period shall be in accordance with Sections 9(b) and 9(c).

6

(c)          Within two (2) business days following the Effective Date, Seller shall request Estoppel Certificates certified to the following: “AR Capital, LLC, ARC RMAKNOH001, LLC and their lender, successors and assigns” (and simultaneously provide Buyer with a copy of such request) and a Waiver of Tenant’s right of first refusal, if any. It shall be a condition of Closing that Seller shall have obtained an estoppel certificate from Tenant in substantially the form attached hereto as Exhibit F (the “Tenant Estoppel Certificate”) and an estoppel certificate from Guarantor in substantially the form attached hereto as Exhibit G (the “Guarantor Estoppel Certificate”), and Seller shall use good faith efforts to obtain the same. Seller shall promptly deliver to Buyer photocopies or pdf files of the executed estoppel certificates when Seller receives the same.

(d)          Seller shall use good faith efforts to obtain subordination, non-disturbance and attornment agreement from Tenant in form and substance reasonably acceptable to Buyer and Buyer’s Lender, if applicable (the “SNDA”).

(e)          Seller shall use good faith efforts to obtain estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer.

7.           Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) Tenant has a right of termination or abatement of rent under the Lease, or (b) with respect to any casualty, if the cost to repair such casualty would exceed $50,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of notice of such condemnation, taking or damage, upon which termination the Earnest Money shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.

7

8.          Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:

(a)          If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this clause (a). Subject to the last sentence of this clause (a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this clause (a) if Buyer delivers a notice to Escrow Agent stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.

(b)          The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting Escrow Agent scope or nature of its duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent has received and shall hold the Earnest Money in escrow, and shall disburse the Earnest Money pursuant to the provisions of this Section 8.

8

9.          Default

(a)          In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled to, as its sole and exclusive remedy to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.

(b)          In the event of a default in the obligations herein taken by Seller, or in the event of the failure of a condition precedent set forth in Section 13 of this Agreement, with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement, not to exceed $15,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the “Closing Extension Period”), and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above except that the term “Closing” shall read “Extended Closing”.

Notwithstanding the foregoing, in the event that Seller has made the remedy of specific performance unavailable by conveying the Property to a party other than Buyer or Approved Assignee, Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity; provided, however, in no event shall Seller be liable to Buyer for any punitive, speculative or indirect consequential damages.

10.         Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller shall deliver to Escrow Agent for the benefit of Buyer at Closing the following executed documents:

9

(a)          A Special Warranty Deed in the form attached hereto as Exhibit B;

(b)          An Assignment and Assumption of Lease and Security Deposits, in the form attached hereto as Exhibit C;

(c)          A Bill of Sale for the personal property, if any, in the form attached hereto as Exhibit D;

(d)          An Assignment of Contracts, Permits, Licenses and Warranties in the form of Exhibit E;

(e)          An original Tenant Estoppel Certificate dated no earlier than 30 days prior to the date of Closing. In addition, the business terms of the Tenant Estoppel Certificate must be in accordance with and not contradict the Lease. If the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Tenant Estoppel;

(f)          A settlement statement setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;

(g)          All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the deed;

(h)          Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent;

(i)          Originals of the warranties set forth on Exhibit I, and any additional warranties required by the Lease, re-issued at Seller’s expense, to Buyer or Tenant, as requested by Buyer;

(j)          A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non foreign status of Seller;

(k)         An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Buyer and Escrow Agent;

(l)          An original SNDA fully executed and notarized by Tenant, if requested by Buyer;

(m)        Letter to Tenant in form of Exhibit H attached hereto;

(n)         A copy of the Punch-List;

(o)         An architect’s certificate certifying that the Property has been constructed in accordance with the approved plans and specifications;

10

(p)          A certificate of insurance or other evidence reasonably satisfactory to Buyer memorializing and confirming that Tenant is then maintaining policies of insurance of the types and in the amounts required by the Lease; and

(q)          Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money to Seller which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b) and (f) above. Buyer shall have the right to advance the Closing upon five (5) days prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to ten (10) business days upon written notice to Seller to be received by Seller on or prior to the date scheduled for the Closing. If Buyer timely exercises this right to extend, or exercises the right to extend provided in Section 9(b), any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail by delivery of the closing documents to the Escrow Agent on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.

11.         Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:

(a)          Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound;

(b)          Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property, other than a proposed revised plat of subdivision to be delivered to Buyer with the Due Diligence Documents;

11

 (c)          Other than Title Matters, Seller has not entered into any contracts, subcontracts or agreements affecting the Property which will be binding upon Buyer after the Closing other than the Lease;

(d)          Except for violations cured or remedied on or before the Effective Date, Seller has not received any written notice from (or delivered any notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have knowledge of any such violations;

(e)          Seller is the sole owner of the entire lessor’s interest in the Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;

(f)          With respect to the Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and there is no default thereunder; (iii) no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; and (v) The total scheduled annual base rent (the “Annual Net Rent”) for the initial term of the Lease will be $2,441,712.00 per annum with increases as set forth in Exhibit “A1”. after year five (5) of the base term of the lease;

(g)          There are no occupancy rights, leases or tenancies affecting the Property other than the Lease. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any first right of refusal or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;

(h)          The transactions contemplated hereby either (i) will not constitute a sale of all or substantially all the assets of Seller, or (ii) if such transaction does constitute a sale of all or substantially all the assets of any Seller, Seller shall provide to Buyer at Closing an excise tax lien waiver or such other reasonably obtainable instruments evidencing compliance with laws or payment of taxes to the extent required by the law of the relevant state, or an indemnification from a party reasonably acceptable to Buyer for any resulting liability with respect to the period prior to the Closing;

(i)          To Seller’s actual knowledge, except as set forth in the environmental reports to be delivered by Seller to Buyer, no hazardous substances have been generated, stored, released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any notice to) any federal, state, county, municipal or other governmental department, agency or authority concerning any petroleum product or other hazardous substance discharge or seepage. For purposes of this Subsection, “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s actual knowledge, except as set forth in the environmental reports to be delivered by Seller to Buyer, there are no underground storage tanks located on the Property; and

12

(j)          Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”).

The representations and warranties of Seller shall survive Closing for a period of six (6) months.

12.         Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:

(a)          Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.

The representations and warranties of Buyer shall survive Closing for a period of one (1) year.

13.         Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:

(a)          Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;

(b)          Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);

(c)          Buyer shall have received a valid and permanent final certificate of occupancy (or the equivalent thereof) for the Property which shall not contain any contingencies or require any additional work to be completed;

13

 (d)          Tenant shall be in possession of the premises demised under the Lease, and paying full and unabated rent under the Leases and Tenant shall not have assigned or sublet the Property;

(e)          The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;

(f)          Seller shall have delivered to Buyer a written waiver by Tenant of any right of first refusal, right of first offer or other purchase option that Tenant has pursuant to the Lease to purchase the Property from Seller;

(g)          Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.

In the event that the foregoing conditions precedent have not been satisfied as of Closing, Buyer shall have the rights and remedies set forth in Section 9(b) of this Agreement.

14.         Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:

(a)          Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 2 hereof; and

(b)          The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing.

15.         Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) immediately upon transmittal by email or facsimile (provided that a paper copy of such email transmittal or fax transmission confirmation receipt, as the case may be, is promptly mailed by certified United States mail or overnight courier to the addressee along with a copy of the notice), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.

14

16.         Seller Covenants. Seller agrees that it: (a) shall use good faith efforts to complete construction of the Improvements in a prompt and timely manner; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same (or better) condition as exists on the date hereof; and (c) shall not, without Buyer’s prior written consent, which, after the expiration of the Due Diligence Period may be withheld in Buyer’s sole discretion: (i) amend the Lease in any manner, nor enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of the Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate the Lease nor release any guarantor of or security for the Lease unless required by the express terms of the Lease; and/or (iv) cause, permit or consent to an alteration of the premises demised thereunder (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.

17.         Post-Closing Covenants. For a time period of one (1) year after the date that constitutes completion of construction under the Leases for purposes of any Landlord Warranties or responsibilities with respect to repairs and maintenance, Seller shall be and remain responsible for such repairs and maintenance and completing any warranty work or curing any related defaults by the landlord under the Lease. Seller further agrees that it will remain adequately capitalized in a manner such that Seller shall have sufficient funds in order to comply with its obligations as described in this Section 17. In the event that Seller fails to comply with said cure and warranty obligations, Buyer may, after giving thirty (30) days written notice to Seller and Seller having failed to commence and diligently pursue to completion curative action within said time period, proceed to remedy such default on its own and shall have recourse against Seller for any expenses incurred thereby. Neither payment nor acceptance of the Purchase Price nor any provision in this Agreement will be deemed to constitute a waiver by Buyer of Seller’s responsibility under this Section. This Section, and all provisions contained herein, shall survive the Closing. The obligations of Seller pursuant to this Section shall continue beyond the one-year period specified herein as to warranty work or the curing of any defaults required by the landlord pursuant to the Lease if such defect or default is discovered during the one-year warranty period and is not cured by the Seller within that one-year warranty period. In other words, defects or defaults which arise or exist prior to the date of expiration of the one-year warranty period must be cured and corrected by the Seller even though the curing or corrective action may not be commenced or completed until after the date of expiration of the one-year warranty period.

The parties shall deposit into escrow with Escrow Agent pursuant to an escrow agreement reasonably acceptable to Seller and Buyer (the “Escrow Agreement”) a portion of the Purchase Price equal to 135% of the estimated cost of completing the Punch-List items, which estimate shall be reasonably acceptable to Buyer (the “Construction Escrow Deposit”). After Closing, Seller shall complete all Punch-List items until accepted by Tenant, and the Escrow Agreement shall provide: (i) that Seller will have ninety (90) days to complete the Punch-List items to Tenant’s and Buyer's reasonable satisfaction; (ii) once so completed, the full amount of the Construction Escrow Deposit will be paid to Seller; and (iii) if Seller fails to complete all of the Punch-List items within said 90-day period, then Buyer shall have the right to complete the repair and receive payment of the cost thereof from the Construction Escrow Deposit and any unused portion of the Construction Escrow Deposit shall be paid to Seller.

15

18.         Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day.

19.         Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.

20.         Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law

21.         No Representations or Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE), WHETHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES WITH RESPECT TO THE PROPERTY, THE ZONING OF THE LAND, THE SOIL CONDITIONS OF THE LAND, OR THE SUITABILITY OF THE PROPERTY FOR BUYER’S INTENDED USE THEREOF. BUYER ACKNOWLEDGES THAT BUYER WILL CONDUCT A DILIGENT INVESTIGATION OF THE PROPERTY WITH REGARD TO ITS CONDITION, PERMITTED USE, AND SUITABILITY FOR BUYER’S INTENDED USE THEREOF, AS WELL AS ALL OTHER FACTORS DEEMED MATERIAL TO BUYER AND WILL EMPLOY SUCH INDEPENDENT PROFESSIONALS IN CONNECTION THEREWITH AS DEEMED NECESSARY BY BUYER. BUYER FURTHER ACKNOWLEDGES THAT BUYER IS PURCHASING THE PROPERTY “AS IS” AND IN ITS PRESENT CONDITION AND THAT BUYER IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF ITS EMPLOYEES, OR AGENTS WITH RESPECT TO THE PROPERTY, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

16

WITHOUT IN ANY WAY LIMITING THE TERMS OF THE PRECEDING PARAGRAPH, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE, AND SHALL HAVE NO LIABILITY TO BUYER THEREFORE. BUYER ACKNOWLEDGES THAT ITS OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) HAS BEEN ADEQUATE TO ENABLE BUYER TO MAKE ITS OWN DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS SUBSTANCES OR MATERIALS, AND BUYER ACCEPTS THE RISK OF THE PRESENCE OF ANY SUCH SUBSTANCES OR MATERIALS.

22.         Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.

23.         Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code.

17

24.         Broker’s Commissions. Buyer and Seller each hereby represent that there are no brokers involved or that have a right to proceeds in this transaction. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party. The representations, warranties and indemnity obligations contained in this section shall survive the Closing or the earlier termination of this Agreement.

25.         Assignment. Buyer is entering into this Agreement for and on behalf of a related special purpose entity titled ARC RMAKNOH001, LLC (“Approved Assignee”) and intends to assign Approved Assignee its rights hereunder prior to Closing without the necessity for consent by Seller. Except as stated immediately aforesaid, Buyer may not assign its rights under this Agreement without the prior written consent of Seller, in its sole and absolute discretion. No such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete.

26.         Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s attorneys’ fees and disbursements and court costs incurred in such action.

27.         Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted by electronically shall be valid for all purposes; however any party shall deliver an original signature on this Agreement to the other party upon request.

28.         Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

29.         Taxable Industrial Revenue Bonds. Seller has obtained from the Portage County Port Authority certain taxable industrial revenue bonds (“IRBs”). Seller intends to cause the redemption of the IRB’s concurrently with or immediately prior to Closing. Seller shall have the right to extend the Closing for up to ten (10) business days upon written notice to Buyer to be received on or prior to the date scheduled for Closing, if necessary in connection with the IRB redemption.

18

30.         Confidentiality.         Each party agrees that, except as otherwise set forth in this Agreement or provided by law or applicable regulatory authority, or unless compelled by an order of a court of competent jurisdiction, it shall keep the contents of this Agreement, and any information related to the transactions contemplated hereunder, confidential, unless and until the Closing Date shall occur, and each party further agrees to refrain from participating in any publicity statement, press release or other public notice regarding this transaction prior to the Closing Date, without the prior written consent of the other party hereto, unless required under applicable law, regulatory authority or by a court order.  Notwithstanding the foregoing, the parties hereto shall be permitted to disclose the terms and conditions of this Agreement to their respective attorneys, accountants, financial analysts, bankers, auditors and other similar persons who reasonably require such information, all of whom shall be advised, in writing, of the confidential nature of this Agreement.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

19

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	SELLER:

AR CAPITAL, LLC	BRIMFIELD TOWNSHIP OH
(PROGRESS) LLC

By:	/s/ Edward M. Weil, Jr.	By:	/s/ Robin Rash

Name:	Edward M. Weil, Jr.	Name:	Robin Rash

Title:	President	Title:	Manager

Date:	01/04/2013	Date:	01/15/2013

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE DEPOSIT.

ESCROW AGENT:

FIDELITY TITLE INSURANCE COMPANY

By:	/s/ Linda L. Hart

Name:	Linda L. Hart

Title:	Senior Title Officer

Date:	01/16/2013

20

EXHIBITS

Exhibit A	-	Real Property

Exhibit A-1	-	Rent Schedule

Exhibit B	-	Form of Special Warranty Deed

Exhibit C	-	Form of Assignment and Assumption of Lease

Exhibit D	-	Form of Bill of Sale

Exhibit E	-	Form of Assignment of Contracts, Permits, Licenses and Warranties

Exhibit F	-	Form of Tenant Estoppel

Exhibit G	-	Form of Guarantor Estoppel

Exhibit H	-	Form of Tenant Notice

Exhibit I	-	Warranties

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Situated in the City of Talimadge and Brimfield Township, Portage County, Ohio and known as being part of Original Lot 19 of Brimfieid Township, and more fully described as follows:

Beginning at a rebar in a monument box found at the intersection of the centerlines of Howe Road (60 foot right of way) and Crystal Parkway (60 foot right of way); thence S. 00o47’49” E., 369.84 feet along the centerline of said Crystal Parkway; thence S. 89o12’11” W., 30.00 feet to a rebar set (5/8 inch rebar, 30 inches long, cap marked “RLS 8270”, typical) on the westerly right of way line of said Crystal Parkway and the TRUE PLACE OF BEGINNING for the parcel herein described;

Thence S. 00°47’49”E., 129.05 feet along the westerly right of way said Crystal Parkway to a point of curvature;

Thence southeasterly along a curve to the left in said right of way line, said curve having the following properties:

Radius = 1182.88 feet

Arc Length = 6.13 feet

Chord Bearing = S. 00o 56’43” E.

Chord = 6.13 feet

Tangent length = 3.06 feet

Delta = 00°17’48”

to a rebar set;

Thence S. 89°14’58”W., 847.87 feet to a rebar set;

Thence S. 00°49’08”E., 1800.75 feet to a rebar set on the proposed northerly right of way line of the extended Progress Boulevard (60 foot right of way);

Thence S. 88°56’41”W., 0.12 feet along the northerly right of way line of said Progress Boulevard to a point of curvature;

Thence northwesterly along a curve to the right in the northerly right of way tine of said Progress Boulevard, said curve having the following properties:

Radius = 170.00 feet

Arc Length = 149.19 feet

Chord Bearing = N. 65°54’54” W.

Chord = 144.44 feet

Tangent length = 79.78 feet

Delta = 50°16’50”

to a rebar set at a point of reverse curvature;

Thence northwesterly along a curve to the left in the northerly right of way line of said Progress Boulevard, said curve having the following properties:

Radius = 230.00 feet

Arc Length = 200.61 feet

Chord Bearing = N. 65°45’46” W.

Chord = 194.32 feet

Tangent length = 107.19 feet

Delta = 49°58’32”

to a rebar set at a point of tangency;

A-1

Thence S. 89°14’58”W., 452.51 feet to a rebar set at a point of curvature;

Thence northwesterly along a curve to the right in the northerly right of way line of said Progress Boulevard, said curve having the following properties:

Radius = 40.00 feet

Arc Length = 31.82 feet

Chord Bearing = N. 67°57’50”W.

Chord = 30.98 feet

Tangent length = 16.80 feet

Delta = 45°34’23”

to a rebar set at a point of reverse curvature;

Thence southwesterly along a curve to the left in the northerly right of way line of said Progress Boulevard, said curve having the following properties:

Radius = 60.00 feet

Arc Length = 173.39 feet

Chord Bearing = S. 52°02’10” W.

Chord = 119.05 feet

Tangent length = 474.05 feet

Delta = 165°34’23”

to a rebar set;

Thence S. 89o14’58”W., 120.80 feet to a rebar set;

Thence N. 68°33’38”W., 618.33 to a rebar set;

Thence N. 46°03’38” W., 330.80 feet to a rebar set on the Portage-Summit County line;

Thence N. 00°59’56” W., 779.16 feet along said county line to a rebar set at the southwesterly corner of the Rhoadesdale Park Estates as recorded in Plat Volume 17, Page 1 of the Portage County Records;

Thence N. 89o00’54” E., 186.76 feet along the southerly line of said Rhoadesdale Park Estates to a rebar set;

Thence southwesterly along the arc of a non-tangent curve to the right, said curve having the following properties:

Radius = 38.00 feet

Arc Length = 31.20 feet

Chord Bearing = S. 22°29’48” W.

Chord = 30.33 feet

Tangent length = 16.54 feet

Delta= 47°02’13”

to a rebar set;

Thence southerly and northerly along the arc of a curve to the left, said curve having the following properties:

Radius = 72.00 feet

Arc Length = 344.35 feet

Chord Bearing = N. 89o00'04" E.

Chord = 98.18 feet

Tangent length = 67.11 feet

Delta = 274o01'42"

to a rebar set;

A-2

Thence northwesterly along the arc of a curve to the right, said curve having the following properties:

Radius = 38.00 feet

Arc Length = 31.18 feet

Chord Bearing = N. 24°30’30” W.

Chord = 30.31 feet

Tangent length = 16.53 feet

Delta = 47°00’35”

to a rebar set on the southerly line of said Rhoadesdale Park Estates;

Thence N. 89°00’54”E., 188.00 feet to the southeasterly corner of said Rhoadesdale Park Estates, witnessed by a 5/8 inch open pipe in concrete found 0.37 feet north (a 1 inch bar in concrete was found 0.16 feet north and 0.55 feet west on top of the open pipe in concrete);

Thence N. 00°59’56” W., 510.00 feet along the easterly line of said Rhoadesdale Park Estates to a rebar set;

Thence N. 89°00’54” E. 15.91 feet along the southerly line of Lot 19 of said Rhoadesdale Park Estates to an iron bar in concrete found;

Thence N. 00°46’15” W., 95.33 feet along the easterly line of said Rhoadesdale Park Estates to a rebar set;

Thence N. 89°14’00” E., 2198.29 feet to the TRUE PLACE OF BEGINNING and containing a total of 68.8292 acres of land of which 68.7778 acres is in Brimfiefd Township and 2.0514 is in the City of Tallmadge, more or less, as surveyed by Jeffrey A. Cordi (Ohio P.S. No. 8270) of Mosyjowski & Associates Engineers, LLC in March of 2012, but subject to all legal highways, easements and restrictions of record.

The Basis of Bearings for the above described parcel is the centerline of Howe Road, N. 89°14'00" E., as defined in the Plat of Rhoadesdale Park Estates as recorded in Plat Volume 16, Page 80 of the Portage County Records.

A-3

EXHIBIT A-1

Lease Year	Rent

Year 1-5	$2,441,712.00
Year 6-10	$2,685,072.00
Year 11-15	$2,956,995.00
Year 16-20	$3,252,695.00

A-4

EXHIBIT B

FORM OF SPECIAL WARRANTY DEED

[Subject to Local Counsel Review]

This document prepared by:
(and return to :)

___________________________

___________________________

___________________________

___________________________

Tax Parcel No. ______________________________

SPECIAL WARRANTY DEED

THIS INDENTURE, made on the _____ day of _____________________, 2012, by and between _________________________________________________, a ___________________________ ("Grantor"), and _______________________________________________, a _____________________, whose address is ________________________________ ("Grantee")

WITNESSETH:

THAT Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does by these presents, sell and convey unto the said Grantee, its successors and assigns, the lots, tracts or parcels of land lying, being and situated in the County of ____________, State of _____________, and more fully described on Exhibit "A" attached hereto and incorporated herein by reference, together with all buildings, facilities and other improvements, located thereon.

TO HAVE AND TO HOLD the premises aforesaid with all and singular, the rights, easements, privileges, appurtenances and immunities thereto belonging or in any wise appertaining unto the said Grantee and unto Grantee's successors and assigns forever, the said Grantor hereby covenanting that Grantor will warrant and defend the title to said premises unto the said Grantee and unto Grantee's successors and assigns, against the lawful claims and demands of all persons claiming under or through Grantor, but not otherwise.

B-1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed the day and year first above written.

GRANTOR:

By:
Name:
Its:

[ACKNOWLEDGMENT]

B-2

EXHIBIT C

FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASE

______________________________ ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ______________________________ ("Assignee"), all of Assignor's right, title and interest in and to that certain Lease dated _________________________________, between Assignor and _____________________________ (as amended from time to time, the “Lease”), including any and all security deposits under the Lease.

Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Lease prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the Landlord under and by virtue of the Lease on and after the date of this Assignment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2012, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

C-1

EXHIBIT D

FORM OF BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, _____________________________________, a __________________________________, having an address at ____________________________ (“Seller”), hereby bargains, sells, conveys and transfers to ___________________________________ (“Buyer”), a ______________________________________, all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of _________________________________, as more particularly described on Schedule A attached hereto and made a part hereof.

Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2012.

SELLER:

By:

Name:

Title:

D-1

SCHEDULE A

TO BILL OF SALE

(Add legal description of Real Property]

D-2

EXHIBIT E

FORM OF ASSIGNMENT OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES

THIS ASSIGNMENT, made as of the ___ day of _______________, 2012, by ________________________, a _________________________________ (“Assignor”), to ____________________________________, a _________________________________________________ (“Assignee”).

WITNESSETH:

WHEREAS, by Agreement of Purchase and Sale (the “Purchase Agreement”) dated as of ________, 2006, between Assignor and Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at ________________________ (the “Property”); and

WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in contracts, permits, trademarks, licenses and warranties held by Assignor in connection with the Property, including without limitation any and all guaranties of leases relating to the Property (collectively, the “Contracts”).

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.

This Assignment shall be governed by the laws of the State of _____________, applicable to agreements made and to be performed entirely within said State.

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.

ASSIGNOR:

a

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF TENANT ESTOPPEL

______________________
________________________

________________________
________________________
________________________

____________________ (the "Tenant") hereby certifies to you that Tenant leases from InSite ____________, L.L.C. (the "Landlord") approximately _____________ leasable square feet of space (the "Premises") in that certain building located at _____________________, ___________________, _________________ (the "Property") pursuant to that certain Lease Agreement dated ____________ by and between Landlord and Tenant, as amended by __________________ (collectively, the "Lease"), a true and correct copy of which is attached hereto as Exhibit A. Tenant hereby further certifies that as of the date hereof:

1.          The Lease is in full force and effect and has not been modified, supplemented or amended, except as set forth in the introductory paragraph hereof.

2.          Tenant is in actual occupancy of and has accepted the Premises.

3.          Landlord has performed all obligations under the Lease to be performed by Landlord, including, but not limited to, completion of all tenant improvement work required under the Lease and the payment of all required allowances and contributions therefor. Tenant is not entitled to any further payment, credit or allowance for tenant improvement work.

4.          The initial term of the Lease commenced ___________________ and will expire ________________.

5.          Tenant has no options or rights to renew or extend the term of the Lease or to expand the Premises, except as follows:

______________________________________________________________.

6.          Tenant has not paid any rent or other payments more than one month in advance, except as follows: ______________________________________________________________.

7.          Base Rent and Additional Charges have been paid through ________________. There currently exists no claims, defenses or rights of set-off to or against the obligations of Tenant to pay Base Rent or Additional Charges or relating to any other term, covenant or condition under the Lease.

F-1

8.          There are no concessions, bonuses, free rent, rebates or other matters affecting the rent payable under the Lease, except as follows:

_____________________________________________________.

9.          No security or other deposit has been paid under the Lease, except as follows: ____________________________________.

10.         Landlord is not currently in default under the Lease and there are no events or conditions existing and known to Tenant that, with or without notice or the lapse of time, or both, could constitute a default of the Landlord under the Lease or entitle Tenant to offsets or defenses against the prompt payment of rent, except as follows: __________________________. Tenant is not in default under any of' the terms and conditions of the Lease nor is there now any fact or condition that, with notice or lapse of time or both, will become such a default.

11.         Tenant has not assigned, transferred, mortgaged or otherwise encumbered its interest under the Lease, nor subleased any of the Premises, nor permitted any person or entity to use the Premises except as follows:

_______________________________________________________________________.

12.         Tenant has no rights of refusal or options to purchase the Property.

13.         The Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises.

Tenant acknowledges that the parties to whom this Estoppel Certificate is addressed will be relying upon the accuracy of this Estoppel Certificate in connection with their acquisition and/or financing of the Property.

IN WITNESS WHEREOF, Tenant has caused this Estoppel Certificate to be executed this _____ day of ____________________, 2012.

TENANT:

,
a

By:

Name:
Title:
Date:

F-2

EXHIBIT G

GUARANTOR ESTOPPEL CERTIFICATE

The undersigned hereby certifies to AR Capital, LLC (“Buyer”), ___________________ (“Lender”) and their respective successors and assigns as follows:

1.          The undersigned (“Guarantor”) is the guarantor of that certain [Lease Agreement] dated as of _____________ __, ____, as amended by [insert amendments] ([collectively,] the “Lease”) by and between ________________________ (“Landlord”) and __________________________ (“Tenant”), pursuant to which Tenant leases from Landlord the land and building located at _______________________________, as more particularly described in the Lease (the “Premises”). Such guaranty is made pursuant to that certain Guarantee dated as of ________ __, ____ (the “Guaranty”) from Guarantor to Landlord.

2.          The Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.

3.          The Guaranty is valid and in full force and effect on the date hereof.

4.          No voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof.

5.          This Certificate is delivered to induce Buyer to acquire the Premises and Lender to provide financing in connection with such acquisition, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.

The undersigned is duly authorized to execute this Certificate on behalf of Guarantor.

Dated: ____________, 2012

GUARANTOR:

______________, a ________________________

By:
Name:
Title:

G-1

EXHIBIT H

FORM OF NOTICE TO TENANT

TO:	[Tenant]

Re:	Notice of Change of Ownership of ______________________________

Ladies and Gentlemen:

YOU ARE HEREBY NOTIFIED AS FOLLOWS:

That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to [INSERT NAME OF BUYER] (the “New Owner”) and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.

Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:

You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

Very truly yours,
[PRIOR LANDLORD)

By:
Name:
Title:

H-1

EXHIBIT I

WARRANTIES

I-1